Barfresh Announces Strategic Investment from Unibel

$10 million investment provides growth acceleration capital and strategic access to the Bel Group’s retail, manufacturing and international distribution expertise

BEVERLY HILLS, Calif., November 28, 2016 (GLOBE NEWSWIRE) – Barfresh Food Group, Inc. (OTCQB:BRFH), a manufacturer of frozen, ready-to-blend beverages, today announced a strategic investment of $10 million by Unibel, the parent company of Fromageries Bel, known as Bel Group. The Bel Group is headquartered in Paris, France, with global operations in 33 countries, 30 production sites on 4 continents and nearly 12,000 employees. Its many branded products, including The Laughing Cow®, Mini Babybel® and Boursin®, are sold in over 130 countries around the world.

Under the terms of the transaction, Unibel will acquire 15,625,000 shares of common stock at $0.64 per share for $10 million, along with warrants to purchase another 7,812,500 shares exercisable in cash only for $0.88 per share. The warrants could result in additional proceeds to Barfresh of $6,875,000. Unibel will also be granted a seat on the Board of Directors of Barfresh.

“We are very excited to welcome Unibel and Bel Group, a recognized global leader in innovation, branding, retail and manufacturing, as a long term investor and strategic partner,” said Riccardo Delle Coste, CEO of Barfresh. “This strategic investment provides Barfresh with the necessary capital to drive revenue growth while leveraging Unibel’s more than 150 years of industrial expertise, innovative capabilities, world-class marketing and branding expertise to accelerate our growth in new and existing markets and product channels.”

“We are very enthusiastic to become a strategic investor for Barfresh”, said Antoine Fievet, Chairman of the Unibel Executive Board. “Barfresh products bring an innovative offering to the Smoothies market, with high growth potential. This investment is in line with our global healthy snacking strategy, and we look forward to working with Barfresh management to accelerate the company’s development”

Stifel and Rabo Securities USA, Inc. served as co-financial advisors and co-financing agents to Barfresh, while Libertas Law Group served as its legal counsel. Unibel received legal counsel from Dechert LLP.

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB:BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. PepsiCo North America Beverages, a division of PepsiCo, Inc., is the exclusive sales representative in North America within the food service channel for Barfresh’s full line of beverages. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

About Unibel

Unibel is a French international family business led by fifth-generation family members, and parent company of Bel Group. It is the world leader in single serving cheese portions. Bel’s growth is derived notably from the power of its core brands, including The Laughing Cow®, Kiri®, Mini Babybel®, Leerdammer®, and Boursin® - all market leaders - and the geographical mix of its business activities. With a portfolio of over 25 international and local brands sold in nearly 130 countries, the Group generated consolidated sales of €2.9 billion in 2015. The commitment of nearly 12,000 employees, working in 30 countries and 30 production sites around the globe, contributes to the Group’s growth strategy. For more information, please visit www.groupe-bel.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com